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                 BNY HAMILTON FUND ACCOUNTING SERVICES AGREEMENT



Form of Fund Accounting Services Agreement as previously filed is amended to include each of the following portfolios:



PORTFOLIO
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BNY Hamilton Equity Income Fund
BNY Hamilton Large Cap Growth Fund
BNY Hamilton Small Cap Growth Fund
BNY Hamilton International Equity Fund
BNY Hamilton Intermediate Government Fund
BNY Hamilton Intermediate Investment Grade Fund
BNY Hamilton Intermediate Tax-Exempt Fund
BNY Hamilton Intermediate New York Tax-Exempt Fund
BNY Hamilton Money Fund
BNY Hamilton Treasury Money Fund
BNY Hamilton Large Cap Value Fund
BNY Hamilton Small Cap Value Fund
BNY Hamilton Large Cap Growth CRT Fund
BNY Hamilton Small Cap Growth CRT Fund
BNY Hamilton International Equity CRT Fund

BNY Hamilton U.S. Bond Market Index Fund
BNY Hamilton S&P 500 Index Fund
BNY Hamilton Large Cap Value Fund